UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2006

RENOVIS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50564	94-3353740
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Corporate Drive South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-1400

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreement.

2006 Employment Commencement Incentive Plan. The board of directors of Renovis, Inc. (the “Company”), by unanimous written consent, has approved the Renovis, Inc. 2006 Employment Commencement Incentive Plan (the “2006 Plan”), effective February 7, 2006. The number of shares of common stock that may be issued pursuant to awards granted under the 2006 Plan is 250,000.

The 2006 Plan provides the Company with the ability to grant specified types of equity awards including non-qualified stock options, restricted stock, stock appreciation rights, performance shares, dividend equivalents, deferred stock and stock payment awards. Company employees that are otherwise eligible to receive grants under the 2006 Plan may receive all types of awards approved under the 2006 Plan. A majority of the independent members of the Company’s board of directors, or the compensation committee of the board of directors comprised of a majority of independent directors, will determine which employees will receive awards under the 2006 Plan and the terms and conditions of such awards, within certain limitations set forth in the 2006 Plan. The awards granted pursuant to the 2006 Plan are intended to be inducement awards pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv). The 2006 Plan is not subject to the approval of the Company’s stockholders.

Only an employee who has not previously been an employee or director of the Company or a subsidiary, or following a bona fide period of non-employment by the Company or a subsidiary, is eligible to participate in the 2006 Plan, and only if he or she is granted an award in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or a subsidiary.

The board of directors or its delegate administers the 2006 Plan. Each award granted under the 2006 Plan will be in such form and will contain such terms and conditions as a majority of the board’s independent directors, or the compensation committee of the board of directors comprised of a majority of independent directors, deems appropriate. The provisions of separate awards need not be identical.

In the event of a change of control of the Company, each outstanding award under the 2006 Plan that is not converted, assumed or replaced by a successor will become fully exercisable and all forfeiture restrictions on such award will lapse. Upon, or in anticipation of, a change of control, a majority of the board’s independent directors, or the compensation committee of the board of directors comprised of a majority of independent directors, may cause any and all outstanding awards to terminate at a specified time in the future and will give each 2006 Plan participant the right to exercise his or her awards during a period of time as a majority of the board’s independent directors, or the compensation committee of the board of directors comprised of a majority of independent directors, in its sole and absolute discretion, determines. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

The description contained in this Item 1.01 is qualified in its entirety by reference to the full text of the 2006 Plan, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Renovis, Inc. 2006 Employment Commencement Incentive Plan.

10.2	Form of Stock Option Agreement under the Renovis, Inc. 2006 Employment Commencement Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVIS, INC.

Date: February 9, 2006

	By:	/s/ John C. Doyle
	Name:	John C. Doyle
	Title:	Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Renovis, Inc. 2006 Employment Commencement Incentive Plan.

10.2	Form of Stock Option Agreement under the Renovis, Inc. 2006 Employment Commencement Incentive Plan.